Great American Group Announces Second Quarter 2014 Financial Results

Revenue of $14.9 Million and Adjusted EBITDA of $1.1 Million

Proforma Combined Revenue of $21.9 Million and Adjusted EBITDA of $2.8 Million

$51.4 Million Private Placement Closed on June 5, 2014

Completed Combination with B. Riley & Co., LLC on June 18, 2014

Expected Annualized Cost Savings of Over $7 Million

LOS ANGELES (August 14, 2014) – Great American Group, Inc. (OTCBB: GAMR) today announced financial results for its second quarter ended June 30, 2014. Great American Group is a leading provider of asset disposition and auction solutions, advisory and valuation services, capital investment, and real estate advisory services. Through its combination with B. Riley & Co., LLC on June 18, 2014, the Company also provides a full array of investment banking, equity research, and sales & trading services to corporate, institutional and high net worth investors.

For the second quarter ended June 30, 2014, the Company reported total revenues of $14.9 million, a decrease from $15.2 million in the second quarter of 2013. Great American Group also reported Adjusted EBITDA of $1.1 million in the second quarter of 2014, an increase from $0.3 million in the second quarter of 2013. For the second quarter of 2014, net loss was $0.8 million compared to a net loss of $1.5 million for the second quarter of 2013. Diluted net loss per share was $(0.16) in the second quarter of 2014 compared to diluted net loss per share of $(1.07) in the second quarter of 2013.

In the second quarter of 2014, Great American Group completed a number of strategic initiatives to reposition the Company. On June 3, 2014, the Company completed a 1 for 20 reverse stock split that reduced the outstanding common shares from 30,002,975 to 1,500,107 common shares. On June 5, 2014, Great American Group completed a capital raise of approximately $51.4 million through the issuance of 10,289,300 shares of common stock in a private placement. The Company used $30.0 million of the proceeds to retire the entire $48.8 million of principal owed on the long-term debt to the former Great American Group members at a substantial discount. The retirement of the long-term debt will save the Company approximately $1.8 million in annual interest expense.

On June 18, 2014, Great American Group completed the combination with B. Riley & Co., LLC in an all-stock transaction in which 4,191,512 shares of common stock were issued to the B. Riley & Co., LLC selling shareholders. As a result of the private placement and B. Riley & Co., LLC transactions, the Company had 15,977,482 of common shares outstanding at June 30, 2014.

On a proforma basis assuming Great American Group and B. Riley & Co., LLC were combined for the entire second quarter of 2014, the Company’s proforma revenues were $21.9 million. In addition, proforma Adjusted EBITDA was $2.8 million and proforma net income was $0.8 million for the second quarter of 2014.

“The combination of Great American Group and B. Riley allows us to leverage the expertise found across the vast platform of financial services offered by the two companies. Our goal is to identify opportunities that will further scale the business and ultimately enhance shareholder value,” said Bryant Riley, Chairman and Chief Executive Officer of Great American Group. “Our professionals have been working collaboratively across service lines to take maximum advantage of the synergies created by this unique combination. In addition to focusing on revenue generation, we are also mindful of costs. We already have implemented a number of initiatives which should result in future annual cost savings of over $7 million, and we continue to review our cost structure to reduce annual overhead expense. I’d like to emphasize that we see plenty of opportunities to grow and leverage off of the great talent and existing assets that we have on both sides of the Company. Additionally, we think that the combined platform, balance sheet, and public company structure will attract new talent and also enhance and incentivize our current employees.”

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Financial Position

At June 30, 2014, the Company had $43.0 million in cash and cash equivalents and $0.1 million of restricted cash compared to cash and cash equivalents of $18.9 million and restricted cash of $0.3 million at December 31, 2013. The private placement and retirement of the long-term debt payable to the former Great American Group members at a substantial discount to the principal balance increased the equity of the Company to $90.1 million at June 30, 2014.

Other Corporate Matters

The Company announced today that Tom Kelleher was appointed President of Great American Group, Inc. Mr. Kelleher has been with B. Riley & Co., LLC for 17 years and he will continue to serve in his role as the Chief Executive Officer of B. Riley & Co., LLC.

Conference Call

The Company will host a conference call today at 4:30 p.m. ET to discuss results for the second quarter ended June 30, 2014. To participate in the event by telephone, please dial 877-407-0789, 10 minutes prior to the start time (to allow time for registration) and use conference ID: 13589107. International callers should dial + 1 201-689-8562. A replay will be available beginning August 14, 2014, at 7:30 p.m. ET, through August 21, 2014, at 11:59 p.m. ET. To access the replay, please dial 877-870-5176 (U.S.), and use passcode 13589107. International callers should dial +1 858-384-5517 and enter the same passcode.

The call will also be broadcast over the Internet and can be accessed on the Investor Relations section of the Company’s website at www.greatamerican.com. A replay of the call will also be available for 90 days on the website.

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About Great American Group, Inc. (OTCBB: GAMR)

Great American Group, which recently combined with B. Riley & Co. to create a diversified financial services firm, is a leading provider of asset disposition and auction solutions, advisory and valuation services, capital investment, and real estate advisory services for an extensive array of companies. Great American Group efficiently deploys resources with sector expertise to assist companies, lenders, capital providers, private equity investors and professional service firms in maximizing the value of their assets. B. Riley & Co. is a leading investment bank which provides a full array of corporate finance, research, and sales & trading to corporate, institutional and high net worth individuals. The corporate headquarters is located in Los Angeles with additional offices in Atlanta, Boston, Charlotte, N.C., Chicago, Dallas, Melville, N.Y., New York, Newport Beach, Calif., Norwalk, Conn., San Francisco, London, Milan and Munich. For more information, call 818-884-3737 or visit www.greatamerican.com.

Forward-Looking Statements

This press release may contain forward-looking statements by Great American Group that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in Great American Group's filings with the SEC, including, without limitation, the risks described in Great American Group's proxy statement/prospectus filed with the SEC on May 16, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2013. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Great American Group undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein may be considered non-GAAP financial measures. Great American Group believes this information is useful to investors because it provides a basis for measuring the performance of the Company on a combined basis with B. Riley & Co. In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Investor Contact:

Great American Group

Phillip Ahn

Chief Financial Officer & Chief Operating Officer

818-884-3737

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GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,043	$18,867
Restricted cash	132	325
Securities owned, at fair value	2,985	—
Accounts receivable, net	14,061	8,858
Lease finance receivable	7,992	8,099
Advances against customer contracts	175	1,058
Due from related parties	305	—
Goods held for sale or auction	4,906	13,964
Note receivable related party - current portion	—	703
Deferred income taxes	3,637	3,870
Prepaid expenses and other current assets	1,578	948
Total current assets	78,814	56,692
Note receivable related party - net of current portion	—	497
Property and equipment, net	956	1,090
Goodwill	27,816	5,688
Other intangible assets, net	2,931	140
Deferred income taxes	9,236	8,739
Other assets	1,100	831
Total assets	$120,853	$73,677
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$12,137	$11,578
Due to related parties	—	45
Mandatorily redeemable noncontrolling interests	2,998	2,823
Securities sold not yet purchased	6,489	—
Asset based credit facility	—	5,710
Revolving credit facility	1,352	333
Current portion of long-term debt	1,085	1,724
Notes payable	6,570	6,856
Total current liabilities	30,631	29,069
Long-term debt, net of current portion	—	48,759
Total liabilities	30,631	77,828
Commitments and contingencies
Great American Group, Inc. stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 15,977,482 and 1,500,107 issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	2	—
Additional paid-in capital	99,454	3,086
Retained earnings (deficit)	(8,722)	(6,611)
Accumulated other comprehensive income (loss)	(658)	(638)
Total Great American Group, Inc. stockholders' equity (deficit)	90,076	(4,163)
Noncontrolling interests	146	12
Total equity (deficit)	90,222	(4,151)
Total liabilities and equity (deficit)	$120,853	$73,677

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GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues:
Services and fees	$14,947	$12,223	$27,332	$30,860
Sale of goods	—	3,016	9,268	5,333
Total revenues	14,947	15,239	36,600	36,193
Operating expenses:
Direct cost of services	5,425	5,635	11,288	11,787
Cost of goods sold	—	1,513	9,064	3,033
Selling, general and administrative expenses	10,578	10,026	18,562	20,963
Total operating expenses	16,003	17,174	38,914	35,783
Operating income (loss)	(1,056)	(1,935)	(2,314)	410
Other income (expense):
Interest income	4	5	6	7
Loss from equity investment in Great American Real Estate, LLC	—	(15)	—	(15)
Interest expense	(449)	(637)	(1,077)	(1,271)
Income before income taxes	(1,501)	(2,582)	(3,385)	(869)
Benefit for income taxes	594	987	1,408	209
Net loss	(907)	(1,595)	(1,977)	(660)
Net income (loss) attributable to noncontrolling interests	(130)	(64)	134	(418)
Net loss attributable to Great American Group, Inc.	$(777)	$(1,531)	$(2,111)	$(242)

Basic income per share	$(0.16)	$(1.07)	$(0.66)	$(0.17)
Diluted income per share	$(0.16)	$(1.07)	$(0.66)	$(0.17)
Weighted average basic shares outstanding	4,972,203	1,434,107	3,212,929	1,434,107
Weighted average diluted shares outstanding	4,972,203	1,434,107	3,212,929	1,434,107

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GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,977)	$(660)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	264	1,397
Provision for credit losses	33	13
Impairment of goods held for sale or auction	–	28
Effect of foreign currency on operations	(44)	(172)
Loss from equity investment in Great American Real Estate, LLC	–	15
Deferred income taxes	(1,410)	39
Income allocated to mandatorily redeemable noncontrolling interests and redeemable noncontrolling interests	1,281	1,036
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(2,621)	7,396
Lease finance receivable	107	–
Securities owned	(1,110)	–
Amounts due from (due to) related parties	(288)	46
Inventory	–	99
Goods held for sale or auction	9,058	(537)
Prepaid expenses and other assets	(459)	16
Accounts payable and accrued expenses	(2,531)	(7,801)
Securities sold, not yet purchased	5,567	–
Auction and liquidation proceeds payable	–	(849)
Net cash provided by operating activities	5,870	66
Cash flows from investing activities:
Purchases of property and equipment	(42)	(706)
Decrease in note receivable - related party	1,200	234
Cash acquired in acquisition of B Riley & Co.	2,491	–
Equity investment in Great American Real Estate, LLC	–	(15)
Decrease in restricted cash	243	6,698
Net cash provided by investing activities	3,892	6,211
Cash flows from financing activities:
Repayments of capital lease obligations	–	(13)
Repayment of asset based credit facility	(5,710)	–
(Repayment) proceeds from revolving line of credit	1,019	(788)
Repayments of notes payable	(286)	(1,931)
Repayments of long term debt	(30,639)	–
Proceeds from issuance of common stock	51,240	–
Distribution to noncontrolling interests	(1,249)	(1,242)
Net cash provided by (used in) financing activities	14,375	(3,974)
Increase in cash and cash equivalents	24,137	2,303
Effect of foreign currency on cash	39	(427)
Net increase in cash and cash equivalents	24,176	1,876
Cash and cash equivalents, beginning of period	18,867	18,721
Cash and cash equivalents, end of period	$43,043	$20,597
Supplemental disclosures:
Interest paid	$1,107	$1,152
Taxes paid	$2	$175

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GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Proforma Financial Information

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue	$21,945	$20,786	$50,887	$48,923
Net income (loss)	$795	(1,141)	$287	$1,035

Basic income (loss) per share	$0.09	$(0.20)	$0.04	$0.18
Diluted income (loss) per share	$0.09	$(0.20)	$0.04	$0.18

Weighted average basic shares outstanding	8,561,982	5,622,182	7,100,203	5,622,182
Weighted average diluted shares outstanding	8,607,141	5,622,182	7,145,362	5,673,460

Note: The unaudited proforma financial information in the table above summarizes the combined results of operations of the Company and B. Riley and Co., LLC and the related impact of the new employment agreements with Bryant Riley, Andrew Gumaer and Harvey Yellen that became effective upon the acquisition of B. Riley and Co., LLC on a pro forma basis, as though they had occurred as of January 1, 2013. The pro forma financial information presented includes the effects of adjustments related to the amortization charges from the acquired intangible assets. The pro forma financial information as presented above is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the earlier period presented, nor does it intend to be a projection of future results.

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GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Adjusted EBITDA And Proforma Adjusted EBITDA Reconciliation

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted EBITDA and Proforma Adjusted EBITDA Reconciliation:

Net loss as reported	$(777)	$(1,531)	$(2,111)	$(242)

Adjustments:
Benefit for income taxes	(594)	(987)	(1,408)	(209)
Interest expense	449	637	1,077	1,271
Interest income	(4)	(5)	(6)	(7)
Depreciation and amortization	133	690	264	1,397
Transaction costs related to B Riley and Co., Inc. acquisition	995	—	995	—
Severance costs and compensation expense for fair value adjustment for mandatorily redeemable noncontrolling interests	914	1,508	914	1,508

Total EBITDA adjustments	1,893	1,843	1,836	3,960

Adjusted EBITDA	$1,116	$312	$(275)	$3,718

Proforma adjusted EBITDA for B. Riley and Co., Inc. operations and new employment agreements	1,673	749	3,146	2,327

Proforma Adjusted EBITDA	$2,789	$1,061	$2,871	$6,045

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